Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,009,635)
Unrealized Gain (Loss) on Market Value of Futures	(5,017,858)
Dividend Income	988
Interest Income	452
ETF Transaction Fees	1,050
Total Income (Loss)	$(8,025,003)

Expenses
General Partner Management Fees	$26,392
Professional Fees	9,150
Brokerage Commissions	4,906
SEC & FINRA Registration Expense	3,818
NYMEX License Fee	660
Non-interested Directors' Fees and Expenses	538
Prepaid Insurance Expense	461
Total Expenses	45,925
Expense Waiver	(12,094)
Net Expenses	$33,831
Net Income (Loss)	$(8,058,834)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/14	$51,895,517
Additions (150,000 Shares)	7,123,983
Net Income (Loss)	(8,058,834)

Net Asset Value End of Month	$50,960,666
Net Asset Value Per Share (1,200,000 Shares)	$42.47

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612